Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Castwell Precast Corporation of our report dated February 23, 2007, relating to the December 31, 2006 financial statements of Castwell Precast Corporation which appears in such Prospectus. We also consent to the reference to us under the heading “Experts.”

  /s/ Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah

July 16, 2007